INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference of our report dated February 20, 2004, except for Notes 2 and 13, as to which the date is March 19, 2004, on the audited financial statements of V-ONE Corporation as of December 31, 2003 and 2002, and for the years then ended, in the SEC Amendment No. 3 to Form S-2 to be filed by V-ONE Corporation.


                                        /s/ Aronson & Company

Rockville, Maryland

January 5, 2005